EXHIBIT 99.1
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TERMS AND CONDITIONS FOR SERVICES

DOW CORNING directly or through its affiliate companies will provide SERVICES to CLIENT as described and defined in the attached STATEMENT OF WORK AND PROPOSAL ("Agreement"). PRIOR TO ANY SCALE PRODUCTION OF BCP MATERIAL AND/OR EKOR(TM), THE PARTIES SHALL ENTER INTO A MANUFACTURING AND DISTRIBUTION (OR SIMILAR AGREEMENT), THE TERMS OF WHICH SHALL SUPERSEDE THESE TERMS AND CONDITIONS (AND THE AGREEMENT TO WHICH THEY REFER); IT BEING UNDERSTOOD AND AGREED THAT THESE TERMS AND CONDITIONS ARE MEANT TO APPLY ONLY TO SAMPLE PRODUCTIONS OF SAID MATERIALS. The Terms and Conditions for the SERVICES are set forth in this document. Together, these Terms and Conditions and the Agreement represent the entire agreement of the parties and supercede all prior agreements with respect to these SERVICES. No different or additional terms shall be binding upon DOW CORNING unless agreed to in writing and signed by both parties.

ADEQUACY AND LICENSURE. DOW CORNING represents and warrants that (a) it is capable of providing the SERVICES to CLIENT as set forth in the Agreement; (b) the SERVICES set forth in the Agreement are sufficient to meet CLIENT'S requirements; and (c) it is properly licensed to provide the SERVICES in all jurisdictions where such licensure is required.

CERTAIN COVENANTS. Dow Corning will comply with and conform to all local, municipal, state, U.S. and foreign laws, rules, regulations and ordinances relating to the provision of the SERVICES and products hereunder.

WARRANTY DOW CORNING expressly warrants for a period of ninety (90) days following completion of any SERVICES hereunder that the SERVICES were performed in accordance with generally accepted practices and procedures or, if applicable, such better practices or procedures as may have been developed by DOW CORNING. DOW CORNING's sole responsibility under this Limited Warranty is, at its sole discretion, to re-perform any Services or refund the fees paid to Dow Corning for such SERVICES if Client notifies DOW CORNING within 90 days from the discovery of any defect in the performance of such Services.

EXCLUSIVE REMEDY AND LIMITATION OF LIABILITY THE WARRANTY AND THE REMEDY SET FORTH ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL EXPRESS OR IMPLIED WARRANTIES (INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY WARRANTY IMPLIED BY STATUTE OR COMMON LAW) WHICH ARE DISCLAIMED.
...............TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, DOW CORNING'S
LIABILITY AND CLIENT'S EXCLUSIVE REMEDY WITH RESPECT TO THE SERVICES (EXCEPT AS LIMITED BELOW) PROVIDED TO CLIENT HEREUNDER, WHETHER IN CONTRACT OR IN TORT, IS LIMITED TO THE AMOUNTS PAID BY CLIENT TO DOW CORNING HEREUNDER AND IN CONNECTION THEREWITH DOW CORNING SHALL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES INCLUDING LOSS OF PROFITS. SPECIFICALLY EXCEPTED FROM THE REMEDY AFORESAID ARE ALL CAUSES OF ACTION ACCRUING TO CLIENT IN RESPECT OF ITS INTELLECTUAL PROPERTY.


SAMPLES
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If CLIENT provides Samples to DOW CORNING under this Agreement, CLIENT shall deliver Samples to DOW CORNING freight prepaid in appropriate condition for analysis or as more specifically requested by DOW CORNING. Any Sample preparation costs will be billed to CLIENT at the agreed upon rate, or if no rate has been established, then at DOW CORNING's standard rate (available upon request) in effect for such SERVICES. CLIENT will notify DOW CORNING in writing of each and every hazard associated with samples and the performance of tests thereon, and will provide a Safety Data Sheet for any hazardous chemicals. CLIENT also agrees to notify DOW CORNING of the proper methods of disposal of sample remaining after performance of testing. Dow Corning will charge Client for any costs to dispose of the Samples or return the Samples to CLIENT. CLIENT assuming full liability for any and all costs, expenses, and damages in any way resulting from CLIENT's failure to provide the relevant hazard information and/or disposal notice to DOW CORNING as required hereunder. CLIENT will indemnify and save DOW CORNING harmless from and against all costs, expenses, damages, claims, and liabilities of whatever kind to DOW CORNING employees, officers, and third persons arising in connection with such failure to notify. DOW CORNING retains the right to refuse to accept any samples for testing with or without cause and to dispose of any Samples upon completion of testing.
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ACCEPTANCE AND PAYMENT If CLIENT does not provide written notice to DOW CORNING within 30 days from date of invoice, CLIENT shall be deemed to have accepted SERVICES. Payment is due Net 30 days from the date of the invoice. Finance charges of 1.5% per month (18% per annum) shall be assessed on slow payment to terms from the date of the DOW CORNING invoice release. CLIENT agrees to pay any and all taxes associated with this Agreement including sales, use, and VAT tax if applicable (excluding any income taxes payable by DOW CORNING as a result of the provision of the SERVICES).

CONFIDENTIAL INFORMATION ON OR ABOUT OCTOBER 15, 2004, DOW CORNING AND CLIENT ENTERED INTO A CERTAIN CONFIDENTIALITY AGREEMENT ("CDA"), PURSUANT TO WHICH DOW CORNING AGREED TO MAINTAIN AS CONFIDENTIAL CERTAIN INFORMATION BELONGING TO CLIENT. THE TERMS OF THE CONFIDENTIALITY AGREEMENT ARE INCORPORATED BY REFERENCE HEREIN; PROVIDED, HOWEVER, THAT THE TERM OF CONFIDENTIALITY OF THE INFORMATION SET FORTH AS CONFIDENTIAL IN THE CONFIDENTIALITY AGREEMENT IS HEREBY EXTENDED TO THE LATER OF (I) TWO (2) YEARS FOLLOWING THE TERMINATION OF THIS AGREEMENT; OR
(II) THE EXPIRATION OF ANY APPLICABLE PROPRIETARY RIGHT IN RESPECT OF THE CONFIDENTIAL INFORMATION. ANYTHING IN THE CDA TO THE CONTRARY NOTWITHSTANDING, DOW CORNING shall, and shall cause its affiliates and each of their respective officers, directors, employees, counsel, consultants, advisors and agents to hold, in the strictest of confidence, unless compelled to disclose by requirement of law (in accordance with the procedure for such disclosure set forth below), all of the information provided by CLIENT to DOW CORNING.


CLIENT INTELLECTUAL PROPERTY

DOW CORNING acknowledges that CLIENT is the owner of certain Intellectual Property (defined below).

Nothing contained in this Agreement shall give to DOW CORNING any ownership right, title or interest in and/or to the Intellectual Property.

DOW CORNING agrees that it will not, directly or indirectly, seek or obtain any registration or right in or to any part of the Intellectual Property or reverse engineer any of the Products that are subject of this agreement.

Should DOW CORNING, however, obtain in any country, any right, title or interest in any of the Intellectual Property, it will act as an agent for, and for the benefit of CLIENT. Promptly upon request by CLIENT, DOW CORNING shall execute any and all instruments deemed by CLIENT, its attorneys or representatives, to be reasonably necessary to transfer such right, title or interest to Client; and it shall not raise or cause to be raised, either during the term of this Agreement or after its termination, on any grounds whatsoever, any questions concerning, or objections to, the ownership of the Intellectual Property by CLIENT.

As used herein, the term "Intellectual Property" means

(i) certain formulations known as EKOR/BCP used in the containment of nuclear and hazardous materials, and related components (the "Product"),

(ii) inventions, whether or not patented, reduced to practice or made the subject of one or more patent applications derived from the Product and/or a Client proprietary ingredient thereof,

(iii) national and multinational statutory invention registrations, patents and patent applications registered or applied for in nations throughout the world and all improvements to the inventions disclosed in each such registration, patent or patent application derived from the Product and/or a Client proprietary ingredient thereof,

(iv) trademarks, service marks, trade dress, logos, domain names, trade names and corporate names (whether or not registered) in the United States and throughout the world, including, without limitation, all variations, derivations, combinations, registrations and applications for the registration of the foregoing and the goodwill associated therewith related to, or in connection with, the Product and/or CLIENT,

(v) copyrights (whether or not registered) and copyright registrations and applications for registrations thereof in the United States and throughout the world, including, without limitation, all derivative works,
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moral rights, renewals, extensions, reversions or restorations associated with such copyrights, now or hereafter provided by law, regardless of the medium of fixation or means of expression related to, or in connection with the Product and/or CLIENT,

(vi) trade secrets (including, without limitation, the chemical composition and make-up of the Product), business information and know-how (including, without limitation, manufacturing and production processes and techniques and research and development information derived from the Product and/or a Client proprietary ingredient thereof and/or CLIENT,

(vii) industrial designs (whether or not registered) derived from the Product and/or a Client proprietary ingredient thereof,

(viii) databases and collections of data derived from the Product and/or a Client proprietary ingredient thereof,

(ix) copies and tangible embodiments of the foregoing, in whatever form or medium,

(x) all rights to apply for patents and to register trademarks and/or copyrights related to, or in connection with the Product and/or CLIENT,

(xi) all rights in all of the foregoing provided by treaties, conventions and common law, and

(xii) all rights to sue or recover and retain damages and costs and attorneys' fees for past, present and future infringement or misappropriation of any of the foregoing.

SOLICITATION CLIENT specifically agrees that it will make no attempt to solicit, recruit, or hire, and that it will not hire, any employees of DOW CORNING who provided or contributed to the SERVICES offered under this Agreement for a period of six months following the completion or termination of the SERVICES.

DISCONTINUATION OF SERVICES DOW CORNING SHALL NOT discontinue the SERVICES. TO BE PROVIDED HEREUNDER UNLESS AND UNTIL DOW CORNING SHALL HAVE DELIVERED TO CLIENT ALL DELIVERABLES REQUIRED TO BE PROVIDED TO CLIENT HEREUNDER.

NOTICES Any notice required to be served pursuant to these terms and conditions shall be in writing and sent either by REGISTERED mail, RETURN RECEIPT REQUESTED. Receipt shall be the date WHICH IS THREE (3) DAYS AFTER MAILING IF MAILED IN THE UNITED STATES AND TEN (10) DAYS AFTER MAILING IF MAILED INTERNATIONALLY. Notices required or permitted to be given hereunder may be given by party's attorneys.

NON-ASSIGNMENT NEITHER PARTY shall be entitled to assign ITS rights and obligations contained hereunder (or any part thereof) without the prior written consent of OTHER PARTY.

THIRD PARTY RIGHTS This Agreement does not establish third-party beneficiary rights in any party.

WAIVER by a party of any breach or default by the other party will not be deemed as a waiver of any subsequent breach and will in no way affect the other terms.

DISPUTES The parties agree to submit any dispute arising out of this Agreement to negotiations or mediation prior to commencing litigation. Any litigation for a dispute not resolved by negotiations or mediation must be commenced within two years after the cause of action accrued. This Agreement shall be deemed to have been entered into in the city of the DOW CORNING country headquarters for the DOW CORNING entity party to this Agreement and the Agreement shall be governed and construed by the laws of the city of such DOW CORNING domicile.

INSURANCE DOW CORNING maintains such liability, property damage, employer's liability, and worker's compensation insurance as required by law at a level appropriate to its reasonable business needs. No individual clients are named as additional insureds on any policy of DOW CORNING.

OTHER PROVISIONS CLIENT assumes all liability for or in any way arising from use of the information furnished hereunder. CLIENT will indemnify and hold DOW CORNING harmless from and against any and all costs, expenses, damages, claims and liabilities of whatever kind to third persons arising in connection with said information and its use. DOW CORNING will not be liable for its failure to perform hereunder if performance is made impracticable due to equipment breakdown NOT WITHIN ITS CONTROL or any occurrence beyond its reasonable control, including among other things, acts of God, injuries, floods, accidents, labor shortages or disputes, wars, OR inability to obtain equipment (OTHER
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THAN AS A RESULT OF ITS OWN ACTION OR INACTION), or governmental laws, ordinances, rules and regulations. If DOW CORNING is requested to respond to any mandatory orders for the production of documents or witnesses on CLIENT's behalf regarding work performed by DOW CORNING, CLIENT agrees to pay all REASONABLE costs incurred by DOW CORNING not reimbursed by others in responding to such order, including staff time at current billing rates and REASONABLE reproduction expenses. This Agreement may not be altered or amended except by a writing signed by the parties. If a court of competent jurisdiction deems any part of this instrument invalid or inoperative, the remainder shall remain in force between parties.

DOW CORNING CORPORATION                      GLOBAL MATRECHS, INC.



Offered by:   /s/ James Whitlock             Accepted by:  /s/ Michael Sheppard
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Date:         March 25, 2005                 Date:       April 12, 2005

Position:     Global Industry Director       Position:   President